EXHIBIT 99.1

Contact:

Michael Earley                                           Al Palombo
Metropolitan Health Networks                             Cameron Associates
Chairman & Chief Executive Officer                       Investor Relations
(561) 805-8500                                           (212) 245-8800 Ext. 209
mearley@metcare.com                                      al@cameronassoc.com


         METROPOLITAN HEALTH NETWORKS FILES APPLICATION WITH CENTERS FOR
                          MEDICARE & MEDICAID SERVICES

Company Expands Market Area Application to Include Three Additional Florida Counties

WEST PALM BEACH, FL. - March 17, 2005 - Metropolitan Health Networks, Inc. (AMEX: MDF), a provider of high quality, comprehensive healthcare services to patients in South and Central Florida, announced today that its wholly owned subsidiary, METCARE Health Plans, Inc., (METCARE Health Plans), has successfully submitted its application with the Centers for Medicare & Medicaid Services
(CMS) to participate in the Medicare Advantage program. Upon approval from CMS, it is expected that METCARE Health Plans will be awarded a contract with CMS. The CMS contract would entitle METCARE Health Plans to receive federal monies to offer a Medicare Advantage HMO Plan to Medicare beneficiaries located in its approved markets.

In addition, Metropolitan announced that it has expanded its intended Medicare Advantage HMO market area to include Charlotte, Sarasota and Lee Counties on Florida's west coast. These markets are being added to Martin, St. Lucie and Okeechobee Counties on Florida's eastern Treasure Coast.

Commenting on the submission, Michael Earley, Metropolitan's Chairman and Chief Executive Officer, stated, "We are pleased to announce that our application has been accepted for consideration by CMS. Further to our announcement in November of 2004 of our application with the requisite Florida state licensing agencies to create our HMO, the application to CMS is an important next step in the regulatory process. Additionally we have now added three new counties to our state and federal application process. This is an exciting development for Metropolitan as these west coast Florida counties are home to more than 260,000 Medicare eligible residents, and similar to our Treasure Coast target market, are currently underserved by Medicare Advantage providers. We look forward to reporting our continued progress with the HMO application and licensing process in due course."

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at http://www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) the impact of the shortage of available flu vaccines for our members; and (vi) a loss of any of our significant contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2003.